SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
                 Filed by the Registrant                      [X]

                 Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

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[  ]   Preliminary Proxy Statement



[  ]   Preliminary Additional Materials



[  ]   Definitive Proxy Statement



[  ]   Definitive Additional Materials



[x]    Soliciting Material Pursuant to Sec. 240.14a-11(e) or Sec. 240.14a-12

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      (Name of Registranrt As Specified In Its Charter) Fidelity Puritan Trust

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            (Name of Person(s) Filing Proxy Statement) Arthur S. Loring

Payment of Filing Fee (Check the appropriate box):

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
[  ]   $125 per Exchange Act Rules 0-11(c)(ii), 14a-6(j) (1), or 14a-6(j) (2).



[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j) (3).



[  ]   Fee computed on table below per Exchange Act Rules 14a-6(j) (4) and 0-11.

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            (1)   Title of each class of securities to which

                  transaction applies:



            (2)   Aggregate number of securities to which

                  transaction applies:



            (3)   Per unit price or other underlying value of transaction

                  computed pursuant to Exchange Act Rule 0-11:



            (4)   Proposed maximum aggregate value of transaction:


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
[X]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)

      and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (1)   Amount Previously Paid: $125



      (2)   Form, Schedule or Registration Statement No.: 811-649



      (3)   Filing Party: Fidelity Puritan Trust



      (4)   Date Filed: 4/8/94

Dear Fellow Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on some important proposals that affect your fund. The information included a proxy statement with complete descriptions of each proposal.
I am reminding you to vote, if you haven't done so already. I've enclosed another proxy card that lists the proposals to use to cast your vote.
YOUR VOTE IS IMPORTANT.
We need your vote before the fund's special meeting is held. If a majority of the fund's outstanding shares do not vote before the scheduled meeting, we will have to hold another meeting, which can be expensive.
The proposals listed on the enclosed yellow proxy card have been carefully reviewed by the fund's Board of Trustees, which is responsible for protecting your interests as a shareholder. The Board believes that these proposals are fair and reasonable, and it recommends that you approve them. VOTING BY MAIL IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.
You are entitled to one vote for each share you own. To cast your ballot, simply record your vote on the enclosed proxy card. Be sure to sign the card before mailing it in the postage-paid envelope provided.
If you have any questions before you vote, please call us at 800-544-6666. We'll be glad to help you get your vote in quickly. Thank you for your participation in this important initiative.
Sincerely,
/s/ Edward C. Johnson 3d
Edward C. Johnson 3d
President
P.S. Your vote is extremely important, no matter how many shares you own. PXL-R2ND-694